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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-217, No. 333-52467) of CIENA Corporation of our report dated November 25, 1998, except as to Note 2 "Lightera" which is as of March 31, 1999 appearing on page 14 of this current report on Form 8-K.



PricewaterhouseCoopers LLP
McLean, VA
March 31, 1999